Exhibit 2

EXECUTION COPY

10,000,000 SHARES

DRYSHIPS INC.

Common Stock

($0.01 Par Value)

EQUITY UNDERWRITING AGREEMENT

 April 21, 2010
Deutsche Bank AG, London Branch
Winchester House
1 Great Winchester Street
London, UK EC2N 2DB

Deutsche Bank Securities Inc.
60 Wall Street, 4th Floor
New York, New York  10005

Ladies and Gentlemen:

DryShips Inc., a Marshall Islands corporation (the "Company"), subject to the terms and conditions stated herein and pursuant to the Share Lending Agreement, dated as of April 21, 2010 (the "Share Lending Agreement"), between the Company and Deutsche Bank AG, London Branch (the "Share Borrower"), proposes to sell and lend to the Share Borrower as a share loan, pursuant to and upon the terms set forth in the Share Lending Agreement, up to an aggregate of 10,000,000 shares (the "Shares") of the Company's common stock, $0.01 par value (the "Common Stock").  The Company has been advised that the Share Borrower will lend the borrowed shares to Deutsche Bank Securities Inc., which will sell the borrowed shares to the public as an underwriter (the "Underwriter").  The Company previously has loaned 26,100,000 shares of Common Stock to Deutsche Bank Securities Inc. under the Share Lending Agreement, dated November 25, 2009, between the Company and the Share Borrower.

Concurrently with the issuance of the Shares, the Company is offering (the "Note Offering") in an offering registered under the Securities Act of 1933, as amended (the "Securities Act"), by means of a prospectus supplement, $220,000,000 aggregate principal amount of its 5.00%

Convertible Senior Notes due December 1, 2014 (the "Senior Notes").  Deutsche Bank Securities Inc. is acting as the underwriter in the Note Offering.  The Company has granted the underwriter an option to purchase up to an additional $20,000,000 aggregate principal amount of the Senior Notes to cover over-allotments, if any.  The Company issued $460,000,000 in aggregate principal amount of notes of the same series on November 25, 2009.

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.           Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriter and the Share Borrower that:

(a)         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form F-3ASR (File No. 333-146540), including a prospectus, and has filed post-effective amendments No. 1 and No. 2 thereto, relating to securities (the "Shelf Securities"), including the Shares to be issued from time to time by the Company. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act, is hereinafter referred to as the "Registration Statement," and the related prospectus covering the Shelf Securities dated October 17, 2008 in the form first used to confirm lending of the Shares (or in the form first made available to the Underwriter by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the "Basic Prospectus."

The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm lending of the Shares (or in the form first made available to the Underwriter by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the "Prospectus," and the term "preliminary prospectus" means any preliminary form of the Prospectus. For purposes of this Agreement, "free writing prospectus" has the meaning set forth in Rule 405 under the Securities Act, "Time of Sale Prospectus" means the preliminary prospectus together with the free writing prospectuses each identified in Schedule I hereto, and "broadly available road show" means a "bona fide electronic road show" as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.

As used herein, the terms "Registration Statement," "Basic Prospectus," "preliminary prospectus," "Time of Sale Prospectus" and "Prospectus" shall include the documents, if any, incorporated by reference therein. The terms "supplement," "amendment," and "amend" as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are deemed to be incorporated by reference therein.

(b)         The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

(c)         (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the time of each issuance of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to the Underwriter furnished to the Company in writing by such Underwriter expressly for use therein.

(d)         The financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated Subsidiaries (as defined in Section 2(f) below) at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated Subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved.  The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein.  The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement.

(e)         The Company is a foreign private issuer and a well-known seasoned issuer (each as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.  The Company is not an "ineligible issuer" in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule I hereto, and electronic road shows each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(f)          The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the business, property, management, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole ("Material Adverse Effect").

(g)         Each subsidiary of the Company has been duly incorporated or organized, is validly existing as a corporation or other legal entity in good standing under the laws of the jurisdiction of its incorporation or organization, has the corporate or other power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for minority interests set forth in a schedule previously provided by the Company to the Underwriter and Share Borrower) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(h)         This Agreement has been duly authorized, executed and delivered by the Company.

(i)          The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(j)          The Share Lending Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that enforceability of the Share Lending Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(k)         The Company has the authorized equity capitalization set forth in the Time of Sale Prospectus.  All of the outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and nonassessable and was not issued in violation of any preemptive or similar rights.  The Shares have been duly authorized and when issued in accordance with the terms of the Share Lending Agreement and this Agreement, will be validly issued, fully paid and nonassessable and will not have been issued in violation of any preemptive or similar rights.

(l)          The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Share Lending Agreement will not will not result in a breach or violation of any of the terms and provisions of, or require the consent of any person, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement or the Share Lending Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and lending of the Shares and with respect to the approval of the listing of the Shares on the Nasdaq Global Select Market ("Nasdaq"). A "Debt Repayment Triggering Event" means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any loan, note, debenture, or other evidence of indebtedness (or any person acting on such holder's behalf) the right to accelerate the due date of any payment of, or to require the repurchase, redemption or repayment of all, or a portion of such indebtedness by the Company or any of its subsidiaries.

(m)        There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(n)         No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(o)         There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a Material Adverse Effect, or materially adversely affect the power or ability of the Company to perform its obligations under this Agreement or the Share Lending Agreement or to consummate the transactions contemplated by the Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(p)         Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(q)         The Company is not, and after giving effect to the offering of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

(r)          The Company and its subsidiaries own or possess or can acquire on commercially reasonable terms adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, mask work rights, technology and know how necessary to conduct the business now or proposed to be conducted by the Company and its subsidiaries as described in the Time of Sale Prospectus, except where the failure to own, possess or acquire such rights would not have a Material Adverse Effect, and except as disclosed in the Time of Sale Prospectus, the Company has not received any notice of infringement of or conflict with (and knows of no such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights, mask work rights or know how which would have a Material Adverse Effect.

(s)         No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any U.S. domestic or foreign court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or loan of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

(t)          Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(u)         The Company and its Subsidiaries possess all such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies as are necessary to conduct the business now operated by them, except where the failure to so possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(v)         Neither the Company nor any of its Subsidiaries owns any interest in real property.  The Company and its Subsidiaries have good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, have a Material Adverse Effect and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries; and all of the leases, subleases and charterparties material to the business of the Company and its Subsidiaries, and under which the Company or any of its Subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased, subleased or chartered property under any such lease, sublease or charterparty.

(w)        The Company and its Subsidiaries (i) are in compliance with any and all applicable international, foreign, federal, state and local conventions, laws, regulations, orders and other requirements or rules of law (including common law), or decisions or orders of any domestic or foreign governmental agency or governmental body or court applicable to them relating to the protection of human health and safety, the protection or restoration of the environment, and the use, handling, transportation, treatment, storage, discharge, disposal or release of hazardous or toxic substances, wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

(x)          There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(y)         Except as set forth in the Time of Sale Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company, or, except as have been waived, to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(z)          The statements set forth in each of the Time of Sale Prospectus and the Prospectus under the caption "Description of Capital Stock and "Description of Share Lending Agreement and Concurrent Offering of Our Convertible Notes," insofar as they purport to constitute a summary of the terms of the Share Lending Agreement and the Shares, fairly summarize such terms in all material respects.

(aa)       Each of the independent, registered public accounting firms whose report is included in the Company's Annual Report on Form 20F, filed with the Commission on April 9, 2010, which are included in or incorporated by reference in the Registration Statement, is a registered independent public accounting firm as required by the 1933 Act and the 1933 Act Regulations.

(bb)       The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company's principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America.  Except as disclosed in the Time of Sale Prospectus, the Company's internal control over financial reporting was effective as of December 31, 2009 and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(cc)       Except as disclosed in the Time of Sale Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Time of Sale Prospectus, there has been no change in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

(dd)       The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company's principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures were effective as of December 31, 2009.

(ee)       Any certificate signed by any officer of the Company delivered to the Underwriter or Share Borrower or to counsel for the Underwriter or Share Borrower pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Underwriter and the Share Borrower as to the matters covered thereby as of the date or dates indicated in such certificate.

(ff)         There is and has been no failure on the part of the Company or any of the Company's directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith that are applicable to the Company (the "Sarbanes-Oxley Act"), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(gg)       Neither the Company nor any of its subsidiaries or affiliates, nor any director or officer, nor, to the Company's knowledge, any employee, agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any "government official" (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(hh)       All United States federal income tax returns of the Company and its Subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided.  The United States federal income tax returns of the Company through the fiscal year ended December 31, 2009 have been filed and no assessment in connection therewith has been made against the Company. The Company and its Subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its Subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided and except as would not, singly or in the aggregate, have a Material Adverse Effect.  The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(ii)         The Company believes that it did not qualify as a "passive foreign investment company" ("PFIC") within the meaning of

Section 1296 of the United States Internal Revenue Code of 1986, as amended, for its most recently completed taxable year, if any, and believes that it is not likely to qualify as a PFIC in its current or a subsequent taxable year.

(jj)         The Company and its Subsidiaries carry or are entitled to the benefits of insurance in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect.  The Company has no reason to believe that any insurer providing coverage to the Company or a Subsidiary is not financially sound or that it or any subsidiary will not be able (A) to renew its existing insurance coverage as and when such policies expire, or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.  Neither of the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(kk)       Any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(ll)         Neither the Company nor any of its  Subsidiaries, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the "FCPA"), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and its Subsidiaries, and, to the knowledge of the Company, its and their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(mm)     The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Anti-Money Laundering Laws"), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(nn)       (i)  Neither the Company nor any of its Subsidiaries (collectively, the "Entity") or, to the knowledge of the Entity, any director, officer, employee, agent, affiliate or representative of the Entity, is an individual or entity ("Person") that is, or is owned or controlled by a Person that is:

  (A)  the subject of any sanctions administered or enforced by the U.S. Department of Treasury's Office of Foreign Assets Control ("OFAC"), the United Nations Security Council ("UNSC"), the European Union ("EU"), Her Majesty's Treasury ("HMT"), or other relevant sanctions authority (collectively, "Sanctions"), nor

  (B)  located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).

(ii)  The Entity represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

  (A)  to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

  (B)  in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)  The Entity represents and covenants that it has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(oo)       (i)  All of the vessels described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except for the vessels which the Company or a Subsidiary has contracted to acquire or to have constructed, are owned directly by Subsidiaries; each of the vessels listed on Schedule II hereto and specified as being owned (the "Owned Vessels") by a Subsidiary has been duly registered as a vessel under the laws and regulations and flag of the jurisdiction set forth opposite its name on Schedule II in the sole ownership of the Subsidiary set forth opposite its name on Schedule II and no other action is necessary to establish and perfect such entity's title to and interest in such vessel as against any charterer or third party; each such Subsidiary has good title to the applicable Owned Vessel, free and clear of all mortgages, pledges, liens, security interests and claims and all defects of the title of record except for those liens arising under credit facilities as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus and such other encumbrances which would not, in the aggregate, result in a Material Adverse Effect; and each such Owned Vessel is in good standing with respect to the payment of past and current taxes, fees and other amounts payable under the laws of the jurisdiction where it is registered as would affect its registry with the ship registry of such jurisdiction except for failures to be in good standing which would not, in the aggregate, result in a Material Adverse Effect.  Upon delivery to and acceptance by the relevant Subsidiary under the memoranda of agreement or the newbuilding contracts described in the Registration Statement, the Time of Sale Prospectus and Prospectus, each of the vessels listed on Schedule II hereto and specified as being under contract (the "Contracted Vessels") for delivery to and acceptance by a Subsidiary will be duly registered as a vessel under the laws of the jurisdiction set forth opposite its name on Schedule II in the sole ownership of the Subsidiary set forth opposite its name on Schedule II, on such date, each such Subsidiary will have good title to the applicable Contracted Vessel, free and clear of all mortgages, pledges, liens, security interests, claims and all defects of the title of record, except for any mortgages, pledges, liens, security interests or claims arising from any financing arrangement which the Company or a Subsidiary may enter to finance the acquisition of the Contracted Vessel and except such encumbrances which would not, in the aggregate, result in a Material Adverse Effect; and each such Contracted Vessel will be in good standing with respect to the payment of past and current taxes, fees and other amounts payable under the laws of the jurisdiction where it is registered as would affect its registry with the ship registry of such jurisdiction.

(ii)  Each Owned Vessel has been, and the Company will use reasonable commercial efforts to ensure that each Contracted Vessel will be, operated in compliance with the rules, codes of practice, conventions, protocols, guidelines or similar requirements or restrictions imposed, published or promulgated by any governmental authority, classification society or insurer applicable to the respective vessel (collectively, "Maritime Guidelines") and all applicable international, national, state and local conventions, laws, regulations, orders, Governmental Licenses and other requirements (including, without limitation, all Environmental Laws), except where such failure to be in compliance would not have, individually or in the aggregate, a Material Adverse Effect.  The Company and each Subsidiary are, and with respect to the Contracted Vessels will be, qualified to own or lease, as the case may be, and operate such vessels under all applicable international, national, state and local conventions, laws, regulations, orders, Governmental Licenses and other requirements (including, without limitation, all Environmental Laws) and Maritime Guidelines, including the laws, regulations and orders of each such vessel's flag state, except where such failure to be so qualified would not have, individually or in the aggregate, a Material Adverse Effect.

(iii)  Each Owned Vessel is, and each Contracted Vessel will be, classed by any of Lloyd's Register of Shipping, American Bureau of Shipping, Det Norske Veritas or a classification society which is a full member of the International Association of Classification Societies and each Owned Vessel is, and the Company will use reasonable commercial efforts to ensure each Contracted Vessel will be, in class with valid class and trading certificates, without any overdue recommendations.

(pp)       There are no documentary, stamp or other issuance or transfer taxes or duties or similar fees or charges under U.S. federal law or the laws of any U.S. state, the Republic of Greece or the Republic of the Marshall Islands (assuming that the Underwriter and Share Borrower are not citizens or residents of the Republic of Greece or the Republic of the Marshall Islands or are carrying on business or conducting transactions in the Republic of Greece or the Republic of the Marshall Islands), or any political subdivision of any thereof, required to be paid in connection with the execution and delivery of this Agreement or the Share Lending Agreement or the issuance and delivery of Shares pursuant hereto.

2.           Issuance and Transfer of the Shares. On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth and in the Share Lending Agreement, the Company agrees to issue to the Share Borrower in exchange for payment of the Loan Fee (as defined in the Share Lending Agreement), and the Share Borrower agrees to borrow from the Company, from time to time pursuant to one or more Borrowing Notices (as defined in the Share Lending Agreement), the Shares specified in such Borrowing Notice, and the Underwriter, upon such issuance to the Share Borrower agree to purchase such Shares from the Share Borrower.

3.           Offering.  It is understood that the Underwriter proposes to offer the Shares from time to time for sale to the public as set forth in the Prospectus.

4.           Delivery. In accordance with the Share Lending Agreement, delivery of up to 10,000,000 Shares shall be made at 9:30 A.M., New York City time, on April 27, 2010, or such other time on the same or such other date as the Share Borrower and the Company shall agree in writing.  The time and date of such delivery are hereinafter referred to as the "Initial Closing Date."

From time to time on or before the Borrowing Termination Date (as defined in the Share Lending Agreement), the Share Borrower may give one or more Borrowing Notices with respect to a number of Shares specified in such Borrowing Notice, up to the Maximum Number of Shares (as defined in the Share Lending Agreement).  In accordance with the Share Lending Agreement, delivery of the Shares specified in a Borrowing Notice shall be made on or before the Cutoff Time (as defined in the Share Lending Agreement) on the date specified in the Borrowing Notice), or at such other time on the same or such other date as the Share Borrower and the Company shall agree in writing.  The time and date of each such delivery are herein referred to as a "Subsequent Closing Date" and with the Initial Closing Date and each other Subsequent Closing Date, being sometimes referred to as a "Closing Date."

The documents to be delivered on any Closing Date on behalf of the parties hereto pursuant to Section 5 of this Agreement shall be delivered to the offices of Morgan, Lewis & Bockius, LLP at the office specified in Schedule I thereto, and the Shares shall be delivered at the office of the Depository Trust Company ("DTC"), all on the applicable Closing Date.

5.           Conditions to the Underwriter's and the Share Borrower's Obligations. The obligations of the Underwriter and the Share Borrower are subject to the following conditions:

(a)         Subsequent to the execution and delivery of this Agreement and prior to each Closing Date:

  (i)           there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the securities of the Company or any of its subsidiaries by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

  (ii)         there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)         The Underwriter and the Share Borrower shall have received on each Closing Date a certificate, dated such Closing Date and signed by the Chief Executive Officer of the Company, (i) to the effect set forth in Section 5(a)(i) above; (ii) to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of such Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such date; and (iii) covering such additional matters as the Underwriter or the Share Borrower may request.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)         The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act; the final term sheet substantially in the form of Schedule I hereto, and any material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the Company's knowledge, threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any issuer free writing prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Underwriter's and Share Borrower's reasonable satisfaction.

(d)         (i) The Underwriter and the Share Borrower shall have received on each Closing Date an opinion of Seward & Kissel LLP, Marshall Islands counsel and U.S. counsel for the Company, dated the Closing Date or Option Closing Date, as the case may be, substantially to the effect set forth in Exhibit A-1 and Exhibit A-2 hereto.

  (ii) The Underwriter and the Share Borrower shall have received on each Closing Date an opinion of counsel for the Company in Greece, Malta, Norway, UK, Ghana, Canada and Cyprus, and for any other jurisdiction in which a Subsidiary is incorporated or where a vessel or rig owned by a Subsidiary is registered, dated such Closing Date, substantially to the effect set forth in Exhibit A-3 and Exhibit A-4 hereto.

(e)         The Underwriter and the Share Borrower shall have received on each Closing Date an opinion of Morgan, Lewis & Bockius LLP, counsel for the Underwriter, in form and substance satisfactory to the Underwriter and the Share Borrower.

The opinions of counsel for the Company described in Section 5(d) above shall be rendered to the Underwriter and the Share Borrower at the request of the Company and shall so state therein.

(f)          The Underwriter shall have received, on each of the date hereof and each Closing Date, a letter dated the date hereof or such Closing Date, as the case may be, in form and substance satisfactory to the Underwriter and the Share Borrower, from each of Deloitte, Hadjipavlou, Sofianos & Cambanis S.A., Ernst & Young (Hellas) Certified Auditors Accountants S.A. and Ernst & Young AS, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letters delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

(h)         The "lock-up" agreement, substantially in the form of Exhibit B hereto, between the Underwriter and the Chief Executive Officer of the Company relating to sales and certain other dispositions of Common Stock or certain other securities shall be in full force and effect on each Closing Date.

(i)          The Note Offering, substantially on the terms described in the Prospectus, shall have been consummated on the Initial Closing Date.

6.           Covenants of the Company. The Company covenants with each of the Underwriter and the Share Borrower as follows:

(a)         To furnish to you, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference) and to deliver to each of the Underwriter and the Share Borrower during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated therein by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)         Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)         To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d)         Not to take any action that would result in the Underwriter, the Share Borrower or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)         If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriter and the Share Borrower, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter and the Share Borrower and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)          If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriter and the Share Borrower the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by the Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriter and the Share Borrower, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by the Underwriter and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)         To endeavor to qualify the Shares for offer and lending under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(h)         To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)          Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares (within the time required by Rule 456(b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriter and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriter and the Share Borrower, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and lending of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and lending under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter and the Share Borrower in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriter and the Share Borrower incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority (FINRA), (v) any fees charged by the rating agencies for the rating of the Shares, (vi) the cost of the preparation, issuance and delivery of the Shares, (vii) the costs and charges of any trustee, transfer agent, registrar or depositary, (viii) the costs and expenses incident to listing the Shares on the Nasdaq, (ix) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (x) the document production charges and expenses associated with printing this Agreement and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled "Indemnity and Contribution," and the last paragraph of Section 10 below, the Underwriter and the Share Borrower will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

(j)          If the third anniversary of the date hereof occurs before all the Shares have been sold by the Underwriter, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Shares to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission.

(k)         The Company also covenants with each of the Underwriter and the Share Borrower that, without the prior written consent of the Underwriter and the Share Borrowers, it will not, during the period ending 60 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause 1 or 2 above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.  The foregoing sentence shall not apply to (a) the Shares to be sold hereunder or the Senior Notes or underlying shares related to the Senior Notes to be sold pursuant to the Note Offering, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriter has been advised in writing, (c) any shares of Common Stock issued, or options to purchase Common Stock granted, pursuant to the Company's 2008 Equity Incentive Plan, existing on the date hereof, or (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act, for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the 60-day restricted period.

(l)          To prepare a final term sheet relating to the offering of the Shares, containing only information that describes the final terms of the Shares or the offering in a form consented to by the Share Borrower and Underwriter, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Shares.

(m)        To list the Shares on the Nasdaq.

(n)         To maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

7.           Covenants of the Underwriter and the Share Borrower. Each of the Underwriter and the Share Borrower severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of the Underwriter or the Share Borrower that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter or the Share Borrower.

8.           Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each of the Underwriter, the Share Borrower, the directors, officers, employees and agents of the Underwriter and the Share Borrower, and each person, if any, who controls the Underwriter or the Share Borrower within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of the Underwriter and the Share Borrower within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (other than with respect to the registration Statement, in the light of the circumstances under which they were made) not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b)         Each of the Underwriter and the Share Borrower agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter or Share Borrower, but only with reference to information relating to such Underwriter or Share Borrower furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto.

(c)         In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Share Borrower and Underwriter in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by, or on behalf of, any indemnified party.

(d)         To the extent the indemnification provided for in Section 8(a) or Section 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Underwriter or the Share Borrower on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Underwriter or the Share Borrower on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter or the Share Borrower and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)         The Company, the Underwriter and the Share Borrower agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriter and the Share Borrower were treated as one entity for such purpose)

or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, neither the Underwriter nor the Share Borrower shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter or Share Borrower has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)          The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriter or the Share Borrower, any person controlling the Underwriter or the Share Borrower or any affiliate of the Underwriter or the Share Borrower or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

9.           Termination. The Underwriter and the Share Borrower may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to any Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq Stock Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, loan or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

If this Agreement shall be terminated by the Underwriter and the Share Borrower, or either of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement the Company will reimburse the Underwriter and the Share Borrower or the Underwriter or the

Share Borrower (if it has so terminated this Agreement) with respect to itself, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriter or the Share Borrower in connection with this Agreement or the offering contemplated hereunder.

10.        Effectiveness.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

11.        Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company, the Underwriter and the Share Borrower with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, issuance and loan of the Shares.

(b)         The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriter and the Share Borrower have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriter and the Share Borrower owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriter and the Share Borrower may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriter and the Share Borrower arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

12.        Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13.        Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14.        Jurisdiction.  The Company agrees that any suit, action or proceeding against the Company brought by the Underwriter, the Share Borrower, the directors, officers, partners, employees and agents of the Underwriter and Share Borrower and each affiliate of the Underwriter and Share Borrower, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any court located in the City and County of New York (a "New York Court"), and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.  The Company has appointed Seward & Kissel LLP, One Battery Park Plaza, New York, New York 10004, Attn: Gary J. Wolfe, as its authorized agent (the "Authorized Agent") upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein which may be instituted in any New York Court, by the Underwriter, the Share Borrower, the directors, officers, partners, employees and agents of the Underwriter and Share Borrower and each affiliate of the Underwriter and Share Borrower, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding.  The Company hereby represents and warrants that the

Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and each of the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid.  Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company.  Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by the Underwriter, the Share Borrower, the directors, officers, partners, employees and agents of the Underwriter and Share Borrower and each affiliate of the Underwriter and Share Borrower, in any court of competent jurisdiction in the Republic of the Marshall Islands.

The provisions of this Section 14 shall survive any termination of this Agreement, in whole or in part.

15.        Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16.        Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriter or the Share Borrower shall be delivered, mailed or sent to you at the address set forth in Schedule I hereto; and if to the Company shall be delivered, mailed or sent to the address set forth in Schedule I hereto.

************

Please confirm your agreement by signing a copy of this Underwriting Agreement in the space set forth below.

Very truly yours,

DRYSHIPS INC.

	By:	/s/ Pankaj Khanna
Name: Pankaj Khanna
Title: Chief Operating Officer

Accepted as of the date hereof
DEUTSCHE BANK SECURITIES INC.

	By:	/s/ Andrew Yaeger
Name: Andrew Yaeger
Title: Managing Director

	By:	/s/ Peter Barna
Name: Peter Barna
Title: Managing Director

DEUTSCHE BANK AG, LONDON BRANCH

	By:	/s/ Andrew Yaeger
Name: Andrew Yaeger
Title: Managing Director

	By:	/s/ Lars Kestner
Name: Lars Kestner
Title: Managing Director

SCHEDULE I

Registration Statement File No.:	Registration Statement on Form F-3 (File No. 333-146540)

Time of Sale Prospectus	· Prospectus dated October 17, 2008 relating to the Shelf Securities
· The preliminary prospectus supplement dated April 20, 2010 relating to the Shares
· Term Sheet dated April 21, 2010

Securities to be purchased:	10,000,000 shares of Common Stock

Closing Date and Time:	April 27, 2010 10:00 a.m., New York City time

Closing Location:	Morgan, Lewis & Bockius LLP 101 Park Avenue New York, New York 10178
Address for Notices to the Underwriter:
Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005
Attention: Equity Capital Markets – Syndicate Desk

with a copies to:

Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005
Attention: General Counsel

and Morgan, Lewis & Bockius LLP 101 Park Avenue New York, New York 10178 Attention: Stephen P. Farrell, Esq.
and Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, NY 10006 Attention: Leslie Silverman, Esq.
Address for Notices to the Share Borrower:
Deutsche Bank AG, London Branch
Winchester house

1 Great Winchester Street

London, UK EC2N 2DB

with a copy to:

Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005
Attention: General Counsel

Address for Notices to the Company:	DryShips Inc. 80 Kifissias Avenue Amaroussa 15125 Athens, Greece Attention: Chief Executive Officer

Schedule I- 1

with a copy to: Seward & Kissel LLP One Battery Park Plaza New York, New York 10004 Attention: Gary J. Wolfe, Esq.

Schedule I- 2

SCHEDULE II

VESSELS

	Ship-Owning Subsidiaries with Vessels in Operations	Country of Incorporation	Vessel	Flag State

1.	Malvina Shipping Company Limited	Malta	Coronado	Malta
2.	Arleta Navigation Company Limited	Malta	Xanadu	Malta
3.	Selma Shipping Company Limited	Malta	La Jolla	Malta
4.	Samsara Shipping Company Limited	Malta	Ocean Crystal	Malta
5.	Farat Shipping Company Limited	Malta	Toro	Malta
6.	Borsari Shipping Company Limited	Malta	Catalina	Malta
7.	Onil Shipping Company Limited	Malta	Padre	Malta
8.	Fabiana Navigation Company Limited	Malta	Alameda	Malta
9.	Karmen Shipping Company Limited	Malta	Sonoma	Malta
10.	Thelma Shipping Company Limited	Malta	Manasota	Malta
11.	Celine Shipping Company Limited	Malta	Mendocino	Malta

12.	Tempo Marine Co.	Marshall Islands	Maganari	Malta
13.	Star Record Owning Company Limited	Marshall Islands	Ligari	Malta
14.	Argo Owning Company Limited	Marshall Islands	Redondo	Malta
15.	Rea Owning Company Limited	Marshall Islands	Ecola	Malta
16.	Gaia Owning Company Limited	Marshall Islands	Samsara	Malta
17.	Kronos Owning Company Limited	Marshall Islands	Primera	Malta
18.	Trojan Maritime Co.	Marshall Islands	Brisbane	Malta
19.	Dione Owning Company Limited	Marshall Islands	Marbella	Malta
20.	Phoebe Owning Company Limited	Marshall Islands	Majorca	Malta
21.	Uranus Owning Company Limited	Marshall Islands	Levanto (ex. Heinrich Oldendorff)	Malta
22.	Selene Owning Company Limited	Marshall Islands	Bargara	Malta
23.	Tethys Owning Company Limited	Marshall Islands	Capitola	Malta
24.	Ioli Owning Company Limited	Marshall Islands	Paros I	Malta
25.	Iason Owning Company Limited	Marshall Islands	Oregon	Malta
26.	Orpheus Owning Company Limited	Marshall Islands	Avoca	Malta
27.	Team up Owning Company Limited	Marshall Islands	Saldanha	Malta
28.	Iokasti Owning Company Limited	Marshall Islands	Pachino (ex. VOC Galaxy)	Malta
29.	Boone Star Owners Inc.	Marshall Islands	Samatan	Malta
30.	Norwalk Star Owners Inc.	Marshall Islands	Capri	Malta
31.	Ionian Traders Inc.	Marshall Islands	Positano	Malta
32.	NT LLC Investors Ltd.	Marshall Islands	Conquistador	Malta
33.	Dalian Star Owners Inc.	Marshall Islands	Mystic	Malta
34.	Aegean Traders Inc.	Marshall Islands	Sorrento	Malta
35.	Cretan Traders Inc.	Marshall Islands	Flecha	Malta
36.	Monteagle Shipping S.A.	Marshall Islands	Oliva	Malta
37.	Roscoe Marine Ltd.	Marshall Islands	Rapallo	Malta

Schedule II- 1

Ship-Owning Subsidiaries with Vessels under Construction
38.	Drillship Hydra Owners Inc.	Marshall Islands	Drillship Hull 1837
39.	Drillship Paros Owners Inc.	Marshall Islands	Drillship Hull 1838
40.	Drillship Kithira Owners Inc.	Marshall Islands	Drillship Hull 1865
41.	Drillship Skopelos Owners Inc.	Marshall Islands	Drillship Hull 1866
42.	Pergamos Owning Company Ltd.	Marsahll Islands	Hull 1637

43.	Anathus Owning Company Ltd.	Marshall Islands	Hull 1638

Ship-Owning Subsidiaries with Vessels Sold
44.	Felicia Navigation Company Limited	Malta	Solana
45.	Zatac Shipping Company Limited	Malta	Waikiki
46.	Atlas Owning Company Limited	Marshall Islands	Menorca
47.	Maternal Owning Company Limited	Marshall Islands	Lanzarote
48.	Royerton Shipping Company Limited	Malta	Netadola
49.	Lancat Shipping Company Limited	Malta	Matira
50.	Paternal Owning Company Limited	Marshall Islands	Formentera
51.	Fago Shipping Company Limited	Malta	Lanikai
52.	Hydrogen Shipping Company Limited	Malta	Mostoles
53.	Madras Shipping Company Limited	Malta	Alona
54.	Seaventure Shipping Limited	Marshall Islands	Hille Oldendorff
55.	Classical Owning Company Limited	Marshall Islands	Delray
56.	Oxygen Shipping Company Limited	Malta	Shibumi
57.	Human Owning Company Limited	Marshall Islands	Estepona
58.	Helium Shipping Company Limited	Malta	Striggla
59.	Blueberry Shipping Company Limited	Malta	Panormos
60.	Platan Shipping Company Limited	Malta	Daytona
61.	Silicon Shipping Company Limited	Malta	Flecha
62.	Tolan Shipping Company Limited	Malta	Tonga
63.	Lansat Shipping Company Limited	Malta	Paragon
64.	Annapolis Shipping Company Limited	Malta	Lanikai (ex Lacerta)
65.	Iguana Shipping Company Limited	Malta	Iguana
66.	Lotis Traders Inc.	Marshall Islands	Delray

Ocean Rig's Subsidiaries
67.	Ocean Rig ASA*	Norway
68.	Ocean Rig Norway AS*	Norway
69.	Ocean Rig AS*	Norway
70.	Ocean Rig UK Ltd	United Kingdom
71.	Ocean Rig Ltd	United Kingdom
72.	Ocean Rig Ghana Ltd	Ghana
73.	Ocean Rig USA AS	Norway
74.	Ocean Rig 1 AS*	Norway
75.	Ocean Rig 2 AS*	Norway
76.	Ocean Rig Canada Inc.	Canada
77.	Ocean Rig North Sea AS	Norway

Schedule II- 2

78.	Ocean Rig 1 Inc.	Marshall Islands	Leiv Eiriksson	Bahamas
79.	Ocean Rig 2 Inc.	Marshall Islands	Eirik Raude	Bahamas
80.	Drill Rigs Holding Inc.	Marshall Islands

81.	Ocean Rig Operations Inc.	Marshall Islands
82.	Ocean Rig North Sea Inc.	Marshall Islands
83.	Ocean Rig 1 Shareholders Inc.	Marshall Islands
84.	Ocean Rig 2 Shareholders Inc.	Marshall Islands
85.	Primelead Limited	Cyprus
86.	Ocean Rig UDW Inc.	Marshall Islands
87.	Drillships Investments Inc.	Marshall Islands
88.	Drillships Holding Inc.	Marshall Islands

Other Subsidiaries
89.	Wealth Management Inc.	Marshall Islands
90.	Kerkyra Traders Inc.	Marshall Islands
91.	Thrasymachus Challenge Inc.	Marshall Islands
92. 93. 94. 95. 96. 97. 98. 99. 100. 101. 102. 103. 104.
Hippias Challenge Inc.
Prodicus Challenge Inc.
Gorgias Challenge Inc.
Callicles Challenge Inc.
Antiphon Challenge Inc.
Protagoras Challenge Inc.
Lycophron Challenge Inc.
Tinos Traders Inc.
Sifnos Traders Inc.
Thassos Traders Inc.
Milos Traders Inc.
Pounta Traders Inc.
Kallikrates Owning Company Limited

Marshall Islands
Marshall Islands
Marshall Islands
Marshall Islands
Marshall Islands
Marshall Islands
Marshall Islands
Marshall Islands
Marshall Islands
Marshall Islands
Marshall Islands
Marshall Islands
Marshall Islands

105.	Iktinos Owning Company Limited	Marshall Islands
106.	Kithira Shareholders Inc.	Marshall Islands
107.	Skopelos Shareholders Inc.	Marshall Islands
108.	Drillship Hydra Shareholders Inc.	Marshall Islands
109.	Drillship Paros Shareholders Inc.	Marshall Islands
110.	Mensa Shareholings Ltd.	Marshall Islands
111.	Mandarin Shareholdings Ltd.	Marshall Islands
112.	Ialysos Shareholders Ltd.	Marshall Islands
113.	Cratylus Challenge Inc.	Marshall Islands
114.	Sunlight Shipholding One Inc.	Marshall Islands
115.	Faedon Shareholders Ltd.	Marshall Islands
*Under liquidation

Schedule II- 3

EXHIBIT A-1

FORM OF OPINION OF MARSHALL ISLANDS COUNSEL

(i)            The Agreement has been duly authorized, executed and delivered by the Company.

(ii)           The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Republic of the Marshall Islands.

(iii)          The Company has corporate power and authority to own, lease and operate its properties and to conduct its business in all material respects as described in the Prospectus and to enter into and perform its obligations under the Agreement.

(iv)         Without independent investigation, to our knowledge, the Company is qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification (except where the failure so to qualify, would not, in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries taken as a whole).

(v)          The Share Lending Agreement has been duly and validly authorized, executed and delivered by the Company.

(vi)         The Shares have been duly and validly authorized and executed by the Company and will, when issued in accordance with the applicable terms of the Share Lending Agreement and the Agreement, will be validly issued, fully paid and non-assessable, free of all preemptive or similar rights.

(vii)        To our knowledge, and without independent investigation and other than as set forth or contemplated in the Prospectus, we are not aware of any pending or threatened action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which, if determined adversely to the Company or any subsidiary, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect or that would reasonably be expected to materially and adversely affect the properties or assets of the Company or the consummation of the transactions contemplated in the Agreement or the performance by the Company of its obligations thereunder.

(viii)       The information in (i) the Basic Prospectus under "Prospectus Summary," "Risk Factors," "Description of Capital Stock," "Description of Debt Securities," and "Enforcement of Civil Liabilities," (ii) the Prospectus Supplement under "Summary," "Risk Factors," and "Marshall Islands Tax Considerations," and (iii) the Registration Statement under Item 8, to the extent that it describes matters of the Republic of the Marshall Islands law, summaries of the Republic of the Marshall Islands legal matters, the Company's charter and by-laws or the Republic of the Marshall Islands legal proceedings, or the Republic of the Marshall Islands legal conclusions, has been reviewed by us and is correct in all material respects.

Exhibit A-1 - 1

(ix)          The execution, delivery and performance by the Company of its obligations under the Agreement and the Share Lending Agreement, and the consummation of the transactions contemplated in the Time of Sale Prospectus and the Registration Statement (including the issuance and loan of the Shares), do not and will not result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary of the Company, or to our knowledge, any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court of the Republic of the Marshall Islands having jurisdiction over the Company or any such subsidiary or any of their respective properties, assets or operations.

(x)           Neither the issue and loan of the Shares, nor the execution, delivery and performance of the Agreement and the Share Lending Agreement, nor the consummation of any other of the transactions contemplated in the Agreement or the Share Lending Agreement, nor the fulfillment of the terms thereof, will conflict with, result in a breach or violation of, or imposition of any lien, claim or encumbrance under the Republic of the Marshall Islands law upon any property or assets of the Company (except where such conflict, breach, violation, claim or encumbrance would not, singly or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries taken as a whole) pursuant to (i) the articles of incorporation or by-laws of the Company or (ii) to our knowledge any statute, law, rule, or regulation of general application of the Republic of the Marshall Islands to which to which the Company is subject.

(xi)          No licenses, permits, certificates, consents, orders, approvals, registration, qualification or other authorizations of, or declarations or filings with, any governmental or regulatory authorities of the Republic of the Marshall Islands are required for (a) the execution and delivery of the Agreement or the Share Lending Agreement, (b) the issuance and loan of the Shares by the Company or the consummation of the transactions contemplated by the Agreement or the Share Lending Agreement or (c) the Company to own or lease, as the case may be, or to operate, its properties and carry on its business as conducted as of the date of this Opinion in the manner described in the Time of Sale Prospectus and the Prospectus.

(xii)         Neither the Republic of the Marshall Islands nor any political subdivision or taxing authority thereof may impose any withholding tax or similar tax on payments by the Company pursuant to the terms of either of Agreement or the Share Lending Agreement or by virtue of the execution or delivery of either of the Agreement or the Share Lending Agreement, provided that the Company:

(i)
is not now, nor will be in the future, engaged in (i) the retailing, wholesaling, trading or importing of goods or services for or with residents of the Republic of the Marshall Islands; (ii) any extractive industry in the Republic of the Marshall Islands; (iii) any regulated professional service activity in the Republic of the Marshall Islands; (iv) the export of any commodity or goods manufactured, processed, mined or made in the Republic of the Marshall Islands; or (v) the ownership of real property in the Republic of the Marshall Islands; and

Exhibit A-1 - 2

(ii)
is not now, nor will be in the future, doing business in the Republic of the Marshall Islands except that the Company may have its registered office in the Republic of the Marshall Islands and maintain its registered agent in the Republic of the Marshall Islands as required by the provisions of the Marshall Islands Associations Law of 1990, as amended.

(xiii)        There are no stamp or registration duties or similar taxes or charges payable in the Republic of the Marshall Islands in respect of the execution, delivery, performance, enforcement or admissibility into evidence of the Agreement or the Share Lending Agreement other than (i) nominal documentary stamp taxes which must be paid if either the Agreement or the Share Lending Agreement is submitted to a court in the Republic of the Marshall Islands and (ii) court fees contingent upon litigation in the Republic of the Marshall Islands.

(xiv)        Insofar as matters of the Republic of the Marshall Islands law are concerned, the Registration Statement and the filing of the Registration Statement with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company.

(xv)         A final and conclusive judgment for a sum of money obtained in a court in any United States or foreign jurisdiction arising out of or in relation to the obligations of the Company under the Agreement or the Share Lending Agreement would be enforceable against the Company in the courts of the Republic of the Marshall Islands provided that (i) such choice of law is not contrary to public policy, as that term is understood under the laws of the Republic of the Marshall Islands; (ii) the judgment was not rendered in default or obtained by fraud and the defendant appeared in the action or proceeding in person or by duly authorized representative; (iii) enforcement of the judgment would not be contrary to the Republic of the Marshall Islands public policy; (iv) the judgment was rendered based on a personal claim; (v) the judgment is not inconsistent with any judgment in the Republic of the Marshall Islands in respect to the same matter; (vi) the judgment was rendered based on an obligation which is not illicit in the Republic of the Marshall Islands; (vii) the judgment is for a definite sum of money and the sum of money payable under the judgment is not in respect of taxes or charges of a like nature or in respect of a fine or other penalty; (viii) copy of the judgment be authenticated and (ix) enforcement proceedings are instituted within six years after the date of judgment.

(xvi)        Assuming neither the Company, nor any Marshall Islands Subsidiary nor any of their parents, subsidiaries or affiliates is a division, bureau, office, agency, department, committee or political subdivision of the government of the Republic of the Marshall Islands or another sovereign jurisdiction, and assuming neither the Company nor any Marshall Islands Subsidiary is regularly engaged in the conduct of activities pursuant to contractual arrangements with the Republic of the Marshall Islands or another sovereign jurisdiction or any division, bureau, office, agency, department, committee or political subdivision thereof, neither the Company nor any Marshall Islands Subsidiary is entitled to any immunity under the laws of the Republic of the Marshall Islands whether characterized as sovereign immunity or otherwise for any legal proceedings in the Republic of the Marshall Islands to enforce or to collect upon the Underwriting Agreement or the Share Lending Agreement, and the Company and each Marshall

Exhibit A-1 - 3

Islands Subsidiary is subject to civil and commercial law with respect to its obligations under the Underwriting Agreement or the Share Lending Agreement, which obligations constitute private and commercial acts rather than governmental or public acts.

(xvii)       All dividends and other distributions declared and payable on the shares of the capital stock of the Company and the Marshall Islands Subsidiaries may under the current laws and regulations of the Republic of the Marshall Islands be paid in United States dollars and may be freely transferred out of the Republic of the Marshall Islands and will not be subject to withholding taxes under the current laws and regulations of the Republic of the Marshall Islands and are otherwise free and clear of any other tax, withholding or deduction, and without the necessity of obtaining any consents, approvals, authorization, orders, licenses, registrations, clearances and qualifications of or with any court or governmental agency or body or any stock exchange authorities, in the Republic of the Marshall Islands.

Exhibit A-1 - 4

EXHIBIT A-2

FORM OF OPINION OF UNITED STATES COUNSEL

(i)           Assuming that the Company's execution, delivery and performance of its obligations under the Underwriting Agreement have been duly and validly authorized under the laws of the Republic of the Marshall Islands and, insofar as it is governed by the laws of the State of New York, the Underwriting Agreement has been duly executed and delivered by the Company.

(ii)           The Share Lending Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

(iii)          The Registration Statement (including Post Effective Amendment Nos. 1 and 2 thereto) became effective under the Act upon filing; any required filing of each prospectus relating to the Shares (including the Prospectus) pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)); any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 has been made in the manner and within the time period required by Rule 433(d); and, to the best of our knowledge, (i) no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued under the Act and (ii) no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

(iv)         The Registration Statement, including, without limitation information deemed to be part of and included in such Registration Statement pursuant to Rule 430B, the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and the Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates, as of April __, 2010, and as of the date of this Opinion, other than the financial statements, supporting schedules and statistical information included therein or omitted therefrom, as to which we express no opinion, complied as to form  in all material respects with the requirements of the Act and the rules and regulations of the Commission thereunder.

(v)          The documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

(vi)         Other than as set forth or contemplated in the Prospectus and insofar as matters of United States federal law and New York State law are concerned, to our knowledge, there is not pending or threatened any regulatory or other legal or governmental action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject which, if

Exhibit A-2 - 1

determined adversely to the Company or any of its subsidiaries, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Agreement, the Share Lending Agreement and the Shares or the performance by the Company of its obligations thereunder.

(vii)        The information in (i) the Basic Prospectus under "Prospectus Summary," "Risk Factors," "Plan of Distribution," and "Taxation," (ii) in the Prospectus Supplement under "Summary," "Risk Factors," and "Taxation- U.S. Federal Income Tax Considerations," (iii) the Company's most recent annual report on Form 20-F under "Part I - Environmental and Other Regulation" and under "Part I, Item 10 – Taxation – United States Taxation," and (iv) the Registration Statement under Item 8, insofar as such statements describe United States federal income tax law, regulations and proceedings, fairly summarize such laws, regulations and proceedings.

(viii)       The statements relating to legal matters, documents or proceedings included in (A) the Prospectus under the captions "Description of Capital Stock" insofar as relevant to the offering of the Shares, (B) the Time of Sale Prospectus under the captions "Description of Indebtedness," "Description of Share Lending Agreement" and "Description of Capital Stock" and (C) the Registration Statement in Item 15, in each case fairly summarize in all material respects such matters, documents or proceedings.

(ix)          All descriptions in the Registration Statement or in documents incorporated by reference into the Registration Statement of material contracts and other documents to which the Company or its Subsidiaries are a party are accurate in all material respects; to our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits to the Registration Statement or to documents incorporated by reference into the Registration Statement other than those described or referred to therein or filed as exhibits thereto or incorporated by reference therein.

(x)           No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any New York state or United States federal court, or any judicial, regulatory or other legal or governmental agency or body is required for the execution and delivery of, and the performance of the Company's obligations under, the Agreement and the Share Lending Agreement or consummation of the transactions contemplated by the Agreement, the Share Lending Agreement and the Prospectus, except for (A) such as may be required under state securities or blue sky laws in connection with the loan and delivery of the Shares (as to which we express no opinion), (B) such as have been made or obtained under the Securities Act (and the rules and regulations thereunder) and the Exchange Act (and the rules and regulations thereunder), and (C) such as are required by the Financial Industry Regulatory Authority (as to which we express no opinion).

(xi)          The execution, delivery and performance by the Company of its obligations under the Agreement and the Share Lending Agreement, the issuance and loan of the Shares and the consummation of the transactions contemplated thereby in the Time of Sale Prospectus and the

Exhibit A-2 - 2

Registration Statement, do not and will not, whether with or without the giving of notice or the lapse of time or both, (A) conflict with, result in a breach of any of the terms and provisions of, or constitute a default or cause an acceleration of any obligation under, or result in the creation or imposition of any lien, claim or encumbrance (other than such liens as may arise by operation of law upon any property or assets of the Company or any of its Subsidiaries, pursuant to, any agreement or instrument known to us to which the Company or any of its Subsidiaries, is a party or by which any of the Company or any of its Subsidiaries, or their respective properties or assets are bound, except where such conflicts, breaches, defaults, accelerations or imposition of a lien would not, individually or in the aggregate, have a Material Adverse Effect or have a material adverse effect on the Company's performance of its obligations under the Underwriting Agreement or the consummation of the transactions contemplated thereby, or (B) violate or conflict with any statute, rule or regulation of the United States or the State of New York or, to our knowledge, any applicable judgment, decree or order of any court or any judicial, regulatory or other legal or governmental agency or body of the United States or the State of New York.

(xii)         The Company is not required, and upon the issuance and loan of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as an "investment company" under the 1940 Act.

(xiii)        The common stock of the Company is duly listed and admitted and authorized for trading on the Nasdaq Global Select Market; the Underlying Shares have been approved for listing on the Nasdaq Global Select Market upon official notice of issuance.

(xiv)        Under the laws of the State of New York relating to submission to jurisdiction, the Company has validly submitted to the jurisdiction of the New York courts in any suit, action or proceeding arising out of or based on the Agreement and the choice of New York law as the governing law of the Agreement will be recognized by any court of the State of New York or the U.S. District Court for the Southern District of the State of New York.

(xv)         The Company is a "foreign private issuer" as defined in Rule 405 of the Act.

(xvi)        The discussion in the Time of Sale Prospectus and the Prospectus under the heading "Taxation – U.S. Federal Income Tax Considerations", to the extent such discussion summarizes matters of United States federal tax law, is accurate in all material respects.

In addition, such counsel shall include with its opinion a statement to the following effect:

Although we do not assume any responsibility for, and shall not be deemed to have independently ascertained or verified, the accuracy, completeness or fairness of the statements made in the Registration Statement, the Time of Sale Prospectus or the Prospectus, nothing has come to our attention in the course of participating in conferences with officers and representatives of the Company and representatives of the Company's independent accountants in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus that would lead us to believe, insofar as relevant to the offering of the Shares, that (other than with respect to the financial statements and related schedules and other

Exhibit A-2 - 3

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financial data contained or incorporated by reference therein) (i) the Registration Statement, as of its effective date, as of April __, 2010, and as of the date of this Opinion (including the information in the Prospectus deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b)), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Prospectus as of its date and as of the date of this Opinion, contained or contains any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Time of Sale Prospectus contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading, provided that with respect to statements contained in such Time of Sale Prospectus, any statement contained in any of the constituent documents shall be deemed to be modified or superseded to the extent that any information contained in subsequent constituent documents modifies or replaces such statement.

Exhibit A-2 - 4

EXHIBIT A-3

FORM OF OPINION OF MALTESE, NORWEGIAN, UK, GHANESE, CANADIAN,
CYPRIOT, UNITED STATES AND MARSHALL ISLANDS COUNSEL1

(xvii)       Each of [list each subsidiary incorporated in the relevant jurisdiction] (each a  ["Maltese/Norwegian/U.K./Ghanese/Canadian/Cypriot/United States/Marshall Islands] Cypriot Subsidiary" and collectively the ["Maltese/Norwegian/U.K./Ghanese/Canadian/Cypriot/United States/Marshall Islands] Subsidiaries"), has been duly incorporated and is validly existing as a corporation in good standing under the laws of [●], has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Prospectus[, as of each Applicable Time (if any) prior to the date of this opinion,] and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Time of Sale Prospectus and the Prospectus, all of the issued and outstanding capital stock of each [●] Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of our knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any [●] Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such [●] Subsidiary.

(xviii)      To our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which any [●] Subsidiary is a party, or to which the property of any [●] Subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Agreement.

(xix)        The execution, delivery and performance of the Agreement and the consummation of the transactions contemplated in the Agreement and in the Registration Statement will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or cause an acceleration of any obligation under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any [●] Subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which any [●] Subsidiary is a party or by which any of them may be bound, or to which any of the property or assets of any [●] Subsidiary is subject (except for such conflicts, breaches, defaults or accelerations or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or bylaws of any [●]

1 For clarity, this form of opinion is to be delivered by counsel from each jurisdiction of subsidiary incorporation. To the extent that there are additional opinions for United States and Marshall Islands counsel in this form, they are to be added to the opinion letters issued by such counsels.

Exhibit A-3 - 1

Subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to [us] [me], of any government, government instrumentality or court, domestic or foreign, having jurisdiction over any [●] Subsidiary or any of their respective properties, assets or operations.

(xx)         Each ship management agreement to which a [●] Subsidiary is a party has been duly authorized, executed and delivered by the appropriate [●] Subsidiary.

(xxi)         None of the [●] Subsidiaries nor any of its or their respective properties or assets will have an immunity from suit, execution, attachment or legal process in any proceedings taken in [jurisdiction] in relation to the Agreement.

(xxii)       No withholding tax (or any similar tax imposed by any political subdivision or taxing authority of the relevant jurisdiction) is required to be deducted in connection with the loan and delivery of the Shares to or for the account of the Underwriter or Share Borrower or the sale and delivery by the Underwriter of the Shares to the initial purchasers thereof.  In addition, no documentary stamp or other issuance or transfer taxes or duties and no capital gains, income or other taxes, are payable by or on behalf of the Underwriter or Share Borrower to the relevant jurisdiction or to any political subdivision or taxing authority thereof or therein in connection with the loan and delivery of the Shares to or for the respective accounts of the Underwriter or Share Borrower or the sale and delivery by the Underwriter of the Shares to the initial purchasers thereof.

(xxiii)      All dividends and other distributions declared and payable on the shares of capital stock of any [●] Subsidiary may under the current laws and regulations of [jurisdiction] be paid in United States dollars and may be freely transferred out of [jurisdiction] and will not be subject to withholding taxes under the laws and regulations of [jurisdiction], and are otherwise free and clear of any other tax, withholding or deduction and without the necessity of obtaining any consents, approvals, authorizations, orders, licenses, registrations, clearances and qualifications of or with any court or governmental agency or body or any stock exchange authorities in [jurisdiction].

Exhibit A-3 - 2

EXHIBIT A-4

FORM OF OPINION OF MARSHALL ISLANDS, MALTESE, [OTHER
JURISDICTIONS] COUNSEL2

(i)            Each of [list vessels / rigs flagged in the relevant jurisdiction] is duly, validly and permanently registered in the names of [list vessel-owning / rig-owning subsidiaries], respectively (the "Owners") under the laws of [jurisdiction] with the Registrar of [jurisdiction] Ships, under the [jurisdiction] flag.

(ii)           The Owners are subsidiaries of the Company.

(iii)          Except as described in the Prospectus, the Owners have good and marketable title to the vessels / rigs free and clear of any registered liens, charges or encumbrances.

2	To be added to opinions for vessel or rig owning subsidiaries.

Exhibit A-4 - 1